UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 28, 2022

BYRNA TECHNOLOGIES INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

333-132456	71-1050654
(Commission File Number)	(IRS Employer Identification No.)

100 Burtt Road, Suite 115
Andover, MA 01810
(Address and Zip Code of principal executive offices)

(978) 868-5011
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

         ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

         ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

         ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

         ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, $0.001 par value	BYRN	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

As previously reported, on December 5, 2021, the Board of Directors (the “Board”) of Byrna Technologies Inc. (“Byrna” or the “Company”) authorized a stock repurchase program (the “Program”). Under the Program, the Company may repurchase up to $30 million of its common stock during a period of two years. The Program permits shares to be repurchased in open market or private transactions, through block trades, and pursuant to any trading plan that may be adopted in accordance with Rule 10b5-1 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

On February 15, 2022, the Board adopted a written stock repurchase plan (the “February 2022 Plan”) under the Program and in accordance with Rules 10b5-1 and 10b-18 promulgated under the Exchange Act, to be in effect through April 29, 2022. On April 28, 2022, having exhausted the maximum amount of funds authorized by the February 2022 Plan, the Board adopted a new written stock repurchase plan (the “April 2022 Plan”) under the Program, authorizing the repurchase of up to an additional $5 million of its common stock in accordance with the guidelines specified by Rules 10b5-1 and 10b-18. The April 2022 Plan will commence in May and be in effect through November 2, 2022. Repurchases may include open market purchases and block trades. The plan will be administered by Raymond James & Associates, Inc. and the Company intends to use available cash to fund the repurchases. There can be no assurance as to the exact number, or aggregate value, of shares of common stock that may be repurchased by the Company under the April 2022 Plan.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

99.1
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL Document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BYRNA TECHNOLOGIES INC.

By:	/s/ Bryan Ganz
Name: Bryan Ganz
Title: Chief Executive Officer